As filed with the Securities and Exchange Commission on February 14, 2014

Registration No. 333-141882

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN ORIENTAL BIOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-0605867
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

1 Liangshuihe First Ave, Beijing E-Town
Economic and Technology Development Area, E-Town
Beijing, 100176, People’s Republic of China

(Address of Principal Executive Offices) (Zip Code)

American Oriental Bioengineering, Inc.
2006 Equity Incentive Plan

(Full title of the plan)

L and R Service Company of Nevada, LLC
3993 Howard Hughes Pkwy Ste. 600
Las Vegas, NV 89169

702.949.8200

(Name and address of agent for service)

+ 86-10-5982-2039

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel. No. 212-407-4159 Fax No. 212-407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]	Accelerated Filer [_]	Non-Accelerated Filer [_] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

American Oriental Bioengineering, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-8 (File No. 333-141882), filed on April 4, 2007 (the “Registration Statement”), pertaining to the Company’s registration of 5,000,000 shares of common stock, which are issued or issuable under the Company’s 2006 Equity Incentive Plan.

On February 14, 2014, the Company filed Amendment No. 3 to Schedule 13E-3 as part of a “going private” transaction structured to permit the Company to discontinue its reporting obligations under the Securities Exchange Act of 1934. In furtherance of that objective, and pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, in The People’s Republic of China, on the 14th day of February 2014.

AMERICAN ORIENTAL BIOENGINEERING

By:	/s/ Tony Liu
Tony Liu
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Liu, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tony Liu	Chairman and CEO (Principal Executive	February 14, 2014
Tony Liu	Officer) and Director

/s/ Yanchun Li	Chief Financial Officer (Principal Financial Officer) and Director	February 14, 2014
Yanchun Li

/s/ Jun Min	Director	February 14, 2014
Jun Min

/s/ Gao Yan	Chief Accounting Officer	February 14, 2014
Gao Yan

/s/ Cosimo Patti	Director	February 14, 2014
Cosimo Patti

/s/ Xianmin Wang	Director	February 14, 2014
Xianmin Wang

/s/ Baiqing Zhang	Director	February 14, 2014
Baiqing Zhang

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